Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-279647) of Bowhead Specialty Holdings Inc. of our report dated February 27, 2025, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 27, 2025